UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2023 (March 17, 2023)

SHIFT TECHNOLOGIES, INC.

(Exact name of registrant as specified in charter)

Delaware	001-38839	82-5325852
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

290 Division Street, Suite 400, San Francisco, CA	94103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 575-6739

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	SFT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As Shift Technologies, Inc. (the “Company”) previously announced in its Current Report on Form 8-K filed on March 7, 2023, the Company filed a petition (the “Petition”) on March 6, 2023 in the Delaware Court of Chancery (the “Court of Chancery”) under Section 205 of the Delaware General Corporation Law (the “DGCL”) to resolve potential uncertainty with respect to the Company’s share capital. Concurrently with the filing of the Petition, the Company filed a motion to expedite the hearing on the Petition. On March 6, 2023, the Court of Chancery granted the Company’s motion to expedite and set the hearing date for the Petition to be heard for March 17, 2023.

On March 17, 2023, the hearing took place and the Court of Chancery approved the Company’s request for relief. The Court of Chancery then entered an order under Section 205 of the DGCL on March 17, 2023, declaring (i) the increase in aggregate number of authorized shares of Class A common stock, par value $0.0001, of the Company from 50,000,000 to 500,000,000 under the Company’s Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and the Certificate of Incorporation, including the filing and effectiveness thereof, are validated and declared effective retroactive to the date of its filing with the Secretary of State of the State of Delaware on October 13, 2020 and (2) all shares of capital stock of the Company issued in reliance on the effectiveness of the Certificate of Incorporation are validated and declared effective as of the date and time of the original issuance of such shares.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHIFT TECHNOLOGIES, INC.

Dated: March 20, 2023	By:	/s/ Jeff Clementz
	Name:	Jeff Clementz
	Title:	Chief Executive Officer

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